Exhibit 99.4

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On August 1, 2011 our Minntech Corporation (“Minntech”) subsidiary acquired the business and substantially all of the assets of Byrne Medical, Inc. (“BMI”), a privately owned, Texas-based company that designs, manufactures and sells an innovative array of disposable infection control products intended to eliminate the challenges associated with proper cleaning and sterilization of numerous reusable components used in gastrointestinal (GI) endoscopy procedures.

The following unaudited pro forma condensed consolidated financial information gives effect to the acquisition using the acquisition method of accounting. This presentation assumes an aggregate preliminary purchase price of $100,000,000 (which price is potentially subject to a net asset value adjustment), comprised of $90,000,000 in cash and $10,000,000 in shares of Cantel common stock that is subject to both a multi-year lock-up and three-year price floor (described below). The stock consideration consisted of 401,123 shares of Cantel common stock and was based on the closing price of Cantel common stock on the NYSE on July 29, 2011 ($24.93). In addition, there is up to a $10,000,000 potential cash contingent consideration payable to BMI over two years based on the achievement by the acquired business (the “Byrne Medical Business” or “BMB”) of certain targeted amounts of gross profit. In addition, we purchased certain land and buildings utilized by the Byrne Medical Business from Byrne Investments LLC, an affiliate of BMI’s principal stockholder, for $5,900,000. The presentation also assumes debt issuance costs of approximately $1,400,000, which will be amortized over the life of the credit facilities.

The Unaudited Pro Forma Condensed Consolidated Statement of Income was prepared as if we completed the acquisition on the first day of the year ended July 31, 2011, which is the most recently completed fiscal year end of Cantel. The Unaudited Pro Forma Condensed Consolidated Balance Sheet was prepared as if we completed the acquisition on July 31, 2011.

We record the fair value of contingent consideration as a liability and an increase to goodwill on the date of the acquisition and continually re-measure the liability at each balance sheet date by recording changes in the fair value through our Consolidated Statements of Income.  Accordingly, the Unaudited Pro Forma Condensed Balance Sheet reflects a pro forma adjustment to increase acquisitions payable and goodwill by $2,700,000 to record our initial estimated fair value of the contingent consideration that would be earned over the two years ending July 31, 2013.

Subject to certain conditions and limitations, under the price floor referred to above, we agreed that if the aggregate value of the stock consideration is less than $10,000,000 on July 31, 2014, we will pay to BMI in cash or stock (at our option) an amount equal to the difference between $10,000,000 and the then value of the shares (based on the closing price of Cantel common stock on the NYSE on July 31, 2014). This three-year price floor is a free standing financial instrument that we are required to record as a liability at fair value on the date of acquisition and continually re-measure the liability at each balance sheet date by recording changes in the fair value through our Consolidated Statements of Income. Accordingly, the Unaudited Pro Forma Condensed Consolidated Balance Sheet reflects a pro forma adjustment to increase acquisitions payable and goodwill by $3,000,000 to record our initial estimated fair value of the three-year price floor liability. The fair value of this liability was determined using the Black-Scholes option valuation model.

Additionally, the $10,000,000 stock portion of the purchase price was measured at fair value, which was determined using put option valuation models, to account for the discount for the multi-year lock up feature that prohibits the seller of the Byrne Medical Business from trading the 401,123 shares of Cantel common stock during the three or four year lock up period, which period is dependent upon whether BMI’s principal stockholder is employed by us on August 1, 2014. As a result of our valuation, the fair value of the 401,123 shares was determined to be $7,640,000, of which $7,310,000 was considered purchase price and $330,000 was determined to be stock-based compensation expense that will be recorded on a straight-line basis over the minimum lock up period of three years. The determinations of fair value using option-pricing models are affected by our stock price and risk free interest rate as well as assumptions regarding a number of subjective variables, including, but not limited to, the expected stock price volatility of our Common Stock over the expected life of the instrument and the expected dividend yield.

The components of the purchase price recorded on August 1, 2011, as explained above, consist of the following:

Cash (including purchase of buildings)	$95,900,000
Fair value of the multi-year lock-up of Cantel common stock	7,640,000
Total consideration paid at August 1, 2011	103,540,000
Price Floor	3,000,000
Contingent consideration	2,700,000
Total purchase price	$109,240,000

Cantel is providing this pro forma information for illustrative purposes only.  It does not necessarily indicate what the operating results and financial position of the combined company might have been had the acquisition been completed on the first day of fiscal year 2011, nor does it necessarily indicate what the combined company’s operating results and financial position will be following the acquisition.

In order to affect the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of July 31, 2011 (Cantel’s fiscal year end), the balance sheet of Cantel at July

31, 2011 was consolidated with the balance sheet of the acquired Byrne Medical Business as of June 30, 2011 (BMI’s second calendar quarter.) In order to affect the Unaudited Pro Forma Condensed Consolidated Income Statement for the fiscal year ended July 31, 2011, the operating results of Cantel for the year ended July 31, 2011 were consolidated with the operating results of the acquired Byrne Medical Business for the twelve months ended June 30, 2011.

The accompanying unaudited pro forma financial information should be read in conjunction with:

•      the audited consolidated financial statements and other financial information included in Cantel’s Annual Report on Form 10-K for the fiscal year ended July 31, 2011, including the notes to those financial statements, previously filed by Registrant;

•      the audited financial statements of Byrne Medical, Inc. for the fiscal year ended December 31, 2010, including the notes to those financial statements, included as an exhibit to this Form 8-K; and

•      the unaudited financial statements of Byrne Medical, Inc. for the six months ended June 30, 2011 and 2010, including the notes to those financial statements, included as an exhibit to this Form 8-K.

CANTEL MEDICAL CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

JULY 31, 2011

			Pro Forma
			Adjustments
			Giving Effect
	Historical		to the		Pro Forma
	Cantel	BMB	Acquisition		Consolidated
	(amounts in thousands)

ASSETS
Current assets:
Cash and cash equivalents	$18,410	$5,618	$(5,618	)(B)	$18,410
Accounts receivable, net	46,121	4,643	(340	)(C)	50,424
Inventories	40,064	3,087	1,113	(C)	44,264
Deferred income taxes	3,645	—	18	(C)	3,663
Prepaid expenses and other current assets	3,084	763	(126	)(A)(C)	3,721
Total current assets	111,324	14,111	(4,953)		120,482

Property and equipment, net	34,459	3,875	6,358	(C)	44,692
Intangible assets, net	39,191	—	41,400	(C)	80,591
Goodwill	134,770	—	50,443	(C)	185,213
Other assets	1,699	20	1,401	(A)(B)(C)	3,120
	$321,443	$18,006	$94,649		$434,098

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$—	$10,000	(B)	$10,000
Accounts payable	13,218	516	438	(C)	14,172
Compensation payable	11,758	813	(524	)(C)	12,047
Accrued expenses	8,415	2,973	(2,901	)(B)(C)	8,487
Deferred revenue	6,718	—	—		6,718
Acquisitions payable	2,325	—	—		2,325
Income taxes payable	977	72	(72	)(C)	977
Total current liabilities	43,411	4,374	6,941		54,726

Long-term debt	24,000	—	88,000	(B)	112,000
Deferred income taxes	18,450	—	—		18,450
Other long-term liabilities	1,267	—	5,700	(C)(D)	6,967

Stockholders’ equity:
Preferred Stock	—	—	—		—
Common Stock	1,916	109	(69	)(A)	1,956
Note receivable for stock purchase	—	(1,573)	1,573	(C)	—
Additional paid-in capital	110,735	—	7,600	(A)	118,335
Retained earnings	138,725	15,352	(15,352	)(C)	138,725
Accumulated other comprehensive income	9,283	—	—		9,283
Treasury Stock, at cost	(26,344)	(256)	256	(C)	(26,344)
Total stockholders’ equity	234,315	13,632	(5,992)		241,955
	$321,443	$18,006	$94,649		$434,098

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

CANTEL MEDICAL CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED JULY 31, 2011

			Pro Forma
			Adjustments
			Giving Effect
	Historical		to the		Pro Forma
	Cantel	BMB	Acquisition		Consolidated
	(amounts in thousands, except per share data)

Net sales	$321,651	$38,575	$—		$360,226
Cost of sales	198,868	14,019	654	(E)(G)	213,541
Gross profit	122,783	24,556	(654)		146,685

Expenses:
Selling, general and administrative	84,799	15,488	165	(A)(F)(G)(H)(K)	100,452
Research and development	6,648	914	—		7,562
Total operating expenses	91,447	16,402	165		108,014

Income before interest and income taxes	31,336	8,154	(819)		38,671

Interest expense, net	874	(25)	3,023	(I)	3,872

Income before income taxes	30,462	8,179	(3,842)		34,799

Income taxes	10,037	—	1,496	(J)	11,533

Net income	$20,425	$8,179	$(5,338)		$23,266

Earnings per common share:
Basic	$1.19				$1.33	(F)
Diluted	$1.18				$1.31	(F)

Dividends per common share:	$0.12				$0.12

Weighted average number of shares and common stock equivalents attributable to both common stock and participating securities:

Basic	17,100		401	(A)	17,501
Diluted	17,324		401	(A)	17,725

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

(A)  To reflect 401,123 shares of Cantel common stock issued to BMI.  The $10,000,000 stock portion of the purchase price was measured at fair value, which was determined using put option valuation models, to account for the discount for the multi-year lock up feature that prohibits the sellers of the Byrne Medical Business from trading the 401,123 shares of Cantel common stock during the three or four year lock up period, which period is dependent upon whether BMI’s principal stockholder is employed by us on August 1, 2014. As a result of our valuation, the fair value of the 401,123 shares was determined to be $7,640,000, of which $7,310,000 was considered purchase price and $330,000 was determined to be stock-based compensation expense that will be recorded on a straight-line basis over the minimum lock up period of three years.

(B)  To record the $90,000,000 cash consideration paid to BMI, $5,900,000 cash consideration paid to Byrne Investments LLC and bank financing fees associated with the transaction estimated to be $1,400,000, all of which was financed from aggregate bank borrowings of $98,000,000. The $10,000,000 portion of the debt comprising a term loan due within one year of the closing date of the acquisition has been classified as a current liability. The remaining proceeds from the bank borrowing, along with existing Cantel cash, was used to pay acquisition-related costs of approximately $1,030,000, a portion of which has been reflected in these pro forma financials as a reduction of existing acquisition-related accrued expenses. None of the cash related to the Byrne Medical Business was acquired.

(C)  To reflect the preliminary allocation of the purchase price to the net assets of the Byrne Medical Business acquired in the transaction based upon the estimated fair values of the tangible and intangible assets acquired and the liabilities assumed, and to further record the remaining excess purchase price as goodwill.  The acquisition accounting adjustments made in connection with the development of the unaudited pro forma financial information are preliminary and have been estimated solely for purposes of developing the unaudited pro forma financial information. Cantel has engaged a third party to perform a valuation study to assist with the determination of the fair value of the Byrne Medical Business net assets and will make appropriate adjustments to the preliminary purchase price allocation upon completion of the study. For purposes of these pro forma financial statements, the purchase price of $109,240,000 and its preliminary allocation are as follows:

Preliminary
Net Assets	Allocation
Current assets:
Accounts receivable	$4,303,000
Inventory	4,200,000
Other assets	698,000
Property, plant and equipment	10,233,000
Amortizable intangible assets (lives are preliminary estimates):
Customer relationships (15-year life)	25,300,000
Trade name (10-year life)	2,200,000
Technology (8-year life)	11,900,000
Non-compete agreement (14-year life)	2,000,000
Other assets	325,000
Current liabilities	(2,277,000)
Other liabilities	(85,000)
Net assets acquired	58,797,000
Total purchase price	109,240,000
Excess purchase price assigned to goodwill	$50,443,000

The principal fair value acquisition accounting adjustments to the historical BMI net assets include (i) increases to the carrying value of inventories of $893,000 and property and equipment of $6,358,000 and (ii) an allocation of $41,400,000 for the fair value of intangible assets. The pro forma adjustments also include certain July balance sheet activity of the Byrne Medical Business to adjust BMI’s June balance sheet to the BMI net assets acquired on August 1, 2011.

(D)  To record (i) $2,700,000 as our initial estimated fair value of the contingent consideration that would be earned over the two years ending July 31, 2013 and (ii) $3,000,000 as our initial estimated fair value of the three-year price floor liability.

(E)   To reflect the increase in cost of sales of $893,000 related to the step-up in the cost basis of the Byrne Medical Business inventories.

(F)   To exclude $473,000 of acquisition-related expenses that was incurred by Cantel in the year ended July 31, 2011. As a result, the Unaudited Pro Forma Condensed Consolidated Statement of Income does not include any direct acquisition-related expenses associated with the acquisition, which is estimated to be approximately $1,030,000, of which $473,000 was incurred in fiscal 2011 and the remainder will be incurred in fiscal 2012. If $1,030,000 of acquisition related charges had been included in the pro forma consolidated income statement, pro forma consolidated basic and diluted earnings per share would have been $1.29 and $1.27, respectively, for fiscal 2011.

(G)  To reflect the amortization of intangible assets and incremental depreciation associated with the step-up in fair value of property, plant and equipment based upon preliminary estimates of the fair values of such assets using estimated weighted average useful lives of 5 years for equipment, 32 years for buildings, indefinite life for land and a weighted average of 13 years for amortizable intangible assets, and to remove the Byrne Medical Business’s rent expense relating to the buildings we had purchased from its affiliate. All amortization of intangible assets has been included within general and administrative expenses. Deprecation and amortization associated with property and equipment has been allocated to cost of sales and general and administrative expense consistently with the Byrne Medical Business historical allocation of such depreciation and amortization.

(H)  To adjust selling, general and administrative expenses in the amount of $2,776,000 for non-recurring executive compensation and personal expenses for certain shareholders and officers of BMI, as well as non-recurring costs incurred by BMI related to its acquisition by Minntech. Such costs will not be incurred post-acquisition.

(I)    To reflect interest expense on the bank financed portion of the cash consideration paid in the acquisition (less average required repayments for the year under the term loan portion of our facility) at an effective interest rate of 2.89% per annum and amortization of the new debt issuance costs over the life of the new term loan facility and revolving credit facility using the effective interest method and straight-line method, respectively. For purposes of developing this pro forma adjustment, interest expense was calculated on the full amount of outstanding new borrowings for the revolver portion of our credit facility for the entire year even though it is likely that a portion of such revolver debt will be repaid during the initial year post-acquisition.

(J)   To record (i) the income tax effects of the pro forma income statement adjustments and (ii) income taxes on Byrne Medical Business’s income before income taxes, since BMI was an S Corporation and therefore not subject to United States income taxes, using Cantel’s fiscal 2011 United States effective income tax rate of 34.5%.

(K)  To record the net change in fair value of the contingent consideration and the three-year price floor solely to reflect the passage of time, which resulted in the decrease in selling, general and administrative expense of $156,000. Other assumptions, such as the forecasted gross profit of the acquired business with respect to the contingent consideration or Cantel’s stock price with respect to the three-year price floor, were not modified from the original fair value estimates.